Exhibit 99.1

Peakstone Realty Trust Completes Sale of Three Properties for $177 Million

Advancing Strategic Shift to an Industrial REIT
Industrial ABR Represents Over 50% of Total ABR

El Segundo, Calif. – September 3, 2025 – Peakstone Realty Trust (the “Company”) (NYSE: PKST), a real estate investment trust that is executing a strategic transition to an industrial REIT, targeting growth in the industrial outdoor storage (“IOS”) sector, today announced the sale of two office properties located in Birmingham, AL and Greenwood Village, CO and one industrial property located in Sparks Glencoe, MD for approximately $177 million. The sales were completed in separate transactions at a blended cap rate of 7.6%.

“The sale of these office assets marks significant progress in our strategic shift to an industrial REIT, with industrial ABR now exceeding 50%,” said Michael Escalante, Chief Executive Officer of Peakstone Realty Trust. “As part of our ongoing portfolio management, we also sold a flex industrial property. With these transactions, our leverage continues to improve and is in line with our target level of approximately 6.0x, though it may fluctuate at times as we continue to execute our strategy. Our Board of Trustees and management remain confident that this deliberate portfolio repositioning is the best path to deliver growth and value for our shareholders.”

As a result of these office sales, the Company’s Office segment now consists of 20 properties with a real estate net book value of $469 million, representing approximately 30% of the Company’s total real estate net book value. The Company will continue to actively manage its portfolio, which may include selective Industrial segment dispositions.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is a real estate investment trust that is executing a strategic transition to an industrial REIT, targeting growth in the industrial outdoor storage sector. As part of this strategy, PKST is actively reshaping its portfolio to drive value creation.

Additional information is available at www.pkst.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including statements relating to the future divestment of office properties and growth of the Company’s IOS platform. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; our ability to maintain our targeted leverage level as we continue to execute our strategy; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions, including our acquisition of industrial outdoor storage assets; our ability to meet budgeted or stabilized returns on our redevelopment projects within expected time frames, or at all; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notes

1 ABR, leverage, and real estate net book value reflect the impact of transactions closed subsequent to June 30, 2025 through the date of this release.

Definitions

“Annualized Base Rent” or “ABR” is calculated as the monthly contractual base rent for leases that have commenced as of the end of the quarter, excluding rent abatements, multiplied by 12 months and deducting base year operating expenses for gross and modified leases, unless otherwise specified. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.

Contact:

ir@pkst.com